UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2023

VITRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41766	84-1012042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Cherry Creek Drive South, Suite 410 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-7627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 16, 2023, Vitro BioPharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor, pursuant to which the Company issued and sold to the investor, in a private placement, (i) a senior secured convertible note (the “Note”) in the principal amount of $2,500,000, for a purchase price of $2,000,000 (reflecting a 20% original issue discount), and warrants to purchase shares of common stock of the Company (the “Warrants”).

Interest on the Note will accrue commencing on the earlier of the maturity date or upon an event of default, at the annual rate of 20%, due the first day of each calendar month following such date. The Note will mature at the earlier of (i) May 16, 2024 (six months from the issuance date) and (ii) the occurrence of a Liquidity Event (as defined in the Note), provided that the Company may extend the maturity date to August 16, 2024. The Note is secured by all of the Company’s assets pursuant to a security agreement between the Company and the investor. The Note will be convertible into common stock commencing on the maturity date, at a conversion price equal to the product of (x) the Liquidity Event Price (as defined in the Note) and (y) 0.70 (or 0.60 if the Company has extended the maturity date), provided however, that if no Liquidity Event has occurred by the maturity date then the conversion price will be the amount obtained by dividing (i) $95,000,000 by (ii) the number of shares of common stock outstanding on such date calculated on a fully-diluted basis. In addition, the Company will have the right to effect conversion of the Note if, at the time (a) a Liquidity Event has occurred and (b) the underlying shares are registered for resale.

The Warrants will be exercisable into the number the shares of common stock obtained by dividing 100% of the original principal amount of the Note by (ii) the Liquidity Event Price (as defined in the Note); provided, however, that if no Liquidity Event has occurred by the maturity date, then such percentage will be 150%. The Warrants will be exercisable for a period of five years and have an exercise price equal to the Liquidity Event Price provided however, that if no Liquidity Event has occurred by the maturity date then the exercise price will be the amount obtained by dividing (i) $95,000,000 by (ii) the number of shares of common stock outstanding on such date calculated on a fully-diluted basis.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement for the resale of the shares underlying the Note and the Warrants with the Securities and Exchange Commission within 30 days of execution of the Registration Rights Agreement and to have such registration statement declared effective by the maturity date of the Note.

On November 16, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Alchemy Advisory LLC (“Alchemy”), pursuant to which the Company engaged Alchemy as a strategy business consultant for a term of six months. Pursuant to the Consulting Agreement, the Company paid Alchemy a fee of $50,000 and agreed to pay Alchemy an additional fee of $50,000 upon the Company’s initial public offering or direct listing of the Company’s common stock. In addition to such cash fees, the Company agreed to issue to Alchemy, 20,000 shares of common stock; provided that in the event that the initial public offering or direct listing price per share is less than $15 then the number shares of common stock will equal $300,000 (valued based on the initial public offering or direct listing price).

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Purchase Agreement, Note, Warrants, Security Agreement, Registration Rights Agreement, and Consulting Agreement are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement
10.2	Form of Senior Secured Promissory Note
10.3	Form of Warrant
10.4	Security Agreement
10.5	Registration Rights Agreement
10.6	Consulting Agreement
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRO BIOPHARMA, INC.

Date: November 22, 2023	By:	/s/ Nathan Haas
	Name:	Nathan Haas
	Title:	Chief Financial Officer